Exhibit 10.4 - 1 - AKAMAI TECHNOLOGIES, INC. Global Restricted Stock Unit Agreement Granted Under the 2013 Stock Incentive Plan 1. Grant of Award. This Agreement evidences the grant by Akamai Technologies, Inc., a Delaware corporation (the “Company”), on <award_date> (the “Grant Date”) to you (the “Participant”) of <shares_awarded> restricted stock units of the Company (individually, an “RSU” and collectively, the “RSUs”), subject to the terms and conditions set forth in this Global Restricted Stock Unit Agreement, including any additional terms for the Participant’s country set forth in the appendix attached hereto (the “Appendix”) (together, the “Agreement”) and the 2013 Stock Incentive Plan and any sub-plan to the 2013 Stock Incentive Plan for the Participant’s country (together, as amended or amended and restated, the “Plan”). Each RSU represents the right to receive one share of the common stock, par value $.01 per share, of the Company (“Common Stock”) as provided in this Agreement. The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as “Shares”. Capitalized terms used but not defined in this Agreement shall have the meanings specified in the Plan. 2. Vesting; Forfeiture. Subject to the terms and conditions of this Agreement and provided that the Participant continues to provide services until the Vesting Date (as defined below): (a) <vesting_schedule> Each date on which RSUs vest may be referred to herein as the “Vesting Date.” (b) Except as otherwise provided in this Section 2, RSUs shall not continue to vest unless the Participant is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company. (c) Except as reflected in Section 6 below, in the event that the Participant’s employment with the Company ceases or is terminated for any reason other than “Cause” (as defined below), other than by reason of death or disability and other than due to the Participant’s Retirement (as defined in the Akamai Technologies, Inc. Retirement Policy (the “Retirement Policy”)), then the number of RSUs which shall be vested shall be the number that are vested as of the date of actual termination as determined in accordance with Section 8(l) below. For the avoidance of doubt, employment during only a portion of the vesting period, and where the Participant’s employment has terminated prior to a Vesting Date, will not entitle the Participant to vest in a pro-rata portion of the RSUs, unless otherwise provided in this Agreement. For purposes of this Agreement, “Cause” shall mean (i) any act or omission by the Participant that has a significant adverse effect on the Company’s business or on the Participant’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (ii) refusal or failure to perform assigned duties, serious misconduct, or excessive absenteeism, or (iii) refusal or failure to comply with the Company’s Code of Business Ethics. In the event that the Participant’s employment with the Company is terminated for Cause, all unvested RSUs shall be forfeited effective as of the date of termination as determined in accordance with Section 8(l) below. In the event that the Participant’s employment with the Company ceases due to the Participant’s death or disability (as defined under Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), then all unvested RSUs shall vest as of the date of death or disability. In the event that the Participant’s employment with the Company ceases due to the Participant’s Retirement, the RSUs and any

- 2 - other Awards held by the Participant shall be treated as set forth in the Retirement Policy, subject to the terms and conditions thereof. (d) For purposes of the Agreement, employment with the Company shall include employment with a parent, subsidiary, affiliate or division of the Company, subject to Section 8(g) of the Agreement. 3. Distribution of Shares. (a) The Company will distribute to the Participant (or to the Participant’s estate in the event that his or her death occurs after a Vesting Date but before distribution of the corresponding Shares), the shares of Common Stock represented by RSUs that vested on such Vesting Date as soon as administratively practicable after each Vesting Date (each such date of distribution is hereinafter referred to as a “Settlement Date”) but in any event no later than the date that is two and one-half months following the applicable Vesting Date. (b) The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any RSU (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal, state or local securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed. (c) Neither the Company nor the Participant shall have the right to accelerate or defer the delivery of any shares under this Agreement except to the extent specifically permitted under Section 409A of the Code. 4. Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution. 5. Dividend and Other Shareholder Rights. Except as set forth in the Plan or the Akamai Technologies, Inc. U.S. Non-Qualified Deferred Compensation Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant. 6. Provisions of the Plan; Change in Control Event. (a) This Agreement is subject to the provisions of the Plan, a copy of which is made available to the Participant with this Agreement. (b) [Reserved]. (c) Except as otherwise provided in the Retirement Policy, upon the occurrence of a Change in Control Event, each RSU shall continue to be subject to the vesting schedule set forth in Section 2(a); provided, however, in the event that upon the occurrence of Change in Control Event, the RSUs represented by this Agreement are not exchanged for a Replacement Award (as defined below), then each RSU shall immediately become fully vested as of immediately prior to the closing of the Change in Control Event.

- 3 - (d) For purposes of this Agreement, an award issuing by the acquiring company in a Change in Control Event shall qualify as a “Replacement Award” if (i) it has a value at least equal to the value of the RSUs represented by this Agreement (the “Replaced Award”) as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control Event or another entity that is affiliated with the Company or its successor following the Change in Control Event; and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this clause (d) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control Event, in its sole discretion. (e) Except as otherwise provided in the Retirement Policy, in the event that the Participant’s employment is terminated by the Company for a reason other than Cause (as defined above), including the Participant’s voluntary resignation for Good Reason (as defined below), within twelve months after a Change in Control Event, all then-unvested Replacement Awards held by the Participant shall vest as of the date of termination of employment as determined in accordance with Section 8(l) below. For purposes of this Agreement, “Good Reason” shall mean (i) a material reduction in the Participant’s compensation and benefits not agreed to in writing by the Participant; or (ii) a requirement, not agreed to in writing by the Participant, that the Participant relocate to, or perform his or her principal job functions at, an office that is more than twenty-five (25) miles from the office at which the Participant was previously performing his or her principal job functions. 7. Withholding Taxes. (a) The Participant acknowledges that, regardless of any action the Company or, if different, the parent, subsidiary, affiliate or division of the Company by which the Participant is employed (the “Employer”) takes with respect to any or all income tax, social insurance contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed by the Company or the Employer, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or the Employer (“Tax-Related Items”), the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Participant’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU award, including the grant, vesting or settlement of the RSUs, the subsequent sale of Shares delivered pursuant thereto and the receipt of cash or any dividends or dividend equivalents; and (2) do not commit to structure the terms of the award or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. (b) The Company and/or the Employer, or their respective agents, retain the discretion, and the Participant authorizes the Company and/or the Employer, or their respective agents, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; (ii) withholding from proceeds of the sale of Shares acquired upon vesting of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); (iii) requiring the Participant to make a payment in a form acceptable to the Company; (iv) withholding in Shares to be issued upon settlement of the RSUs; or (v) any other method of withholding determined by the Company and to the extent required by applicable law or the Plan, approved by the Committee.

- 4 - (c) The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Participant’s jurisdiction(s), to the extent permitted by the Plan. In the event of over- withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax- Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. (d) Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations with respect to Tax-Related Items. (e) The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. 8. Nature of Grant. In accepting the grant, the Participant acknowledges that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan; (b) the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past; (c) all decisions with respect to future restricted stock units, if any, will be at the sole discretion of the Company; (d) the grant of the RSUs and the Participant’s participation in the Plan will not create a right to further employment with the Company or the Employer, as applicable, and shall not interfere with the ability of the Company, the Employer or any parent, subsidiary or affiliate of the Company, as applicable, to terminate Participant’s employment relationship at any time; (e) the Participant is voluntarily participating in the Plan; (f) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation; (g) the RSUs and the Participant’s participation in the Plan will not be interpreted to form an employment agreement or relationship with the Company; (h) the future value of the Shares subject to the RSUs is unknown, indeterminable and cannot be predicted with certainty; (i) unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any parent, subsidiary or affiliate of the Company;

- 5 - (j) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer; (k) no claim or entitlement to compensation or damages shall arise from (i) forfeiture of the RSUs resulting from termination of the Participant’s employment relationship or from any diminution in value of the RSUs or Shares acquired upon settlement of the RSUs for any reason and/or (ii) forfeiture of the RSUs or recoupment of any Shares, cash or other benefits acquired pursuant to the RSUs resulting from the application of any recoupment or clawback policy of the Company, as it may be amended from time to time (whether such policy is adopted on or after the date of this Agreement) or any recoupment otherwise required by applicable laws, regulations or stock exchange listing standards; and (l) for purposes of the RSUs, the Participant’s employment relationship will be considered terminated as of the date he or she is no longer actively providing services to the Company, the Employer or any other parent, subsidiary or affiliate of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of his or her employment agreement, if any) and, except in the case of the Participant’s termination due to death or disability or Retirement (as defined in the Retirement Policy) as provided for in Section 2(c), the Participant’s right to vest in the RSUs under the Plan, if any, will terminate effective as of such date and will not be extended by any notice period (e.g., the period of the Participant’s employment service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or providing services or the terms of his or her employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of his or her RSUs (including whether the Participant may still be considered to be providing services while on a leave of absence). 9. Data Privacy Information and Consent. (a) Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about the Participant, including, but not limited to, his or her name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all awards granted under the Plan or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for purposes of administering his or her participation in the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent. (b) Stock Plan Administration Service Providers. The Company transfers Data to Charles Schwab & Co., Inc. and certain of its affiliates (“Charles Schwab”), which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with Charles Schwab, with such agreement being a condition to the ability to participate in the Plan. (c) International Data Transfers. The Company, Charles Schwab and, as the case may be, other service providers of the Company are or might be based in the United States, which means that the Participant’s Data will have to be transferred to or otherwise processed in the United States. The Participant understands and acknowledges that the United States might apply laws not providing a

- 6 - level of protection of his or her Data equivalent to the level of protection in his or her country or jurisdiction. In the absence of appropriate safeguards, the processing of the Participant’s Data in the United States might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, the Participant might not have enforceable rights regarding the processing of his or her Data. By signing or electronically agreeing to this Agreement, the Participant explicitly declares his or her consent to the Company receiving and transferring his or her Data onward to Charles Schwab and, as the case may be, other service providers without implementing appropriate safeguards. Where required, such processing of the Participant’s Data will be exclusively based on his or her consent. (d) Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond the Participant’s period of employment with the Employer. When the Company or the Employer no longer need Data for any of the above purposes, they will cease processing it in this context and remove it from all of their systems used for such purposes to the fullest extent practicable. (e) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the consent, his or her salary from or employment with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant awards under the Plan or administer or maintain such awards. (f) Data Subject Rights. The Participant may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in his or her jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Participant can contact his or her local human resources representative. (g) Other Legal Basis and Additional Consent. The Participant understands that the Company may rely on a different legal basis for the collection, processing or transfer of Data in the future and/or request the Participant to provide another data privacy consent. If applicable, upon request of the Participant or the Employer, he or she will provide a separate executed data privacy agreement (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering his or her participation in the Plan in compliance with the data privacy laws in his or her country, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan, if he or she fails to provide any such agreement requested by the Company and/or the Employer. 10. Miscellaneous. (a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or receiving shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

- 7 - (b) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the Shares subject to the RSUs. The Participant understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law. (d) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company. (e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement. (f) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10(f). (g) Recoupment. As an additional condition of receiving this award of RSUs, the Participant agrees that the RSUs, whether vested or unvested, and/or the Shares, cash or other benefits acquired pursuant to the RSUs (and any proceeds therefrom) may be subject to recoupment to the extent required (i) under the Company’s clawback policies in effect as of the date of this Agreement, or to the extent adopted following the date of this Agreement, any similar policy applicable to circumstances where the Participant engages in misconduct, fraud, a violation of law or other similar circumstances, and, in each case, as they may be amended from time to time, or (ii) under applicable laws, regulations or stock exchange listing standards (collectively, the “Recoupment Policy”). In order to satisfy any recoupment obligation arising under the Recoupment Policy, among other things, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold any Shares or other amounts acquired pursuant to the RSUs to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Recoupment Policy. No recovery of compensation as described in this section will be an event giving rise to the Participant’s right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company or any parent, subsidiary or affiliate and/or the Employer. (h) Language. The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement, including the Appendix. Furthermore, if the Participant has received this Agreement, or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law. (i) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

- 8 - (j) Entire Agreement; Conflicts and Interpretation. This Agreement, including any special terms and conditions set forth in the Appendix hereto for the Participant’s country, and the Plan, including any applicable sub-plan, constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Board of Directors (or a committee thereof) has the power, among other things, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. (k) Appendix. The RSUs shall be subject to any additional provisions set forth in the Appendix for the Participant’s country. If the Participant relocates to one of the countries included in the Appendix during the vesting period for the RSUs, the additional provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement. (l) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the RSUs and the Shares acquired upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. (m) Amendment. The Company may modify, amend or waive the terms of this Agreement prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of the Participant without his or her consent, except as required by applicable law, Nasdaq or stock exchange rules, tax rules or accounting rules. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors (or a committee thereof) of the Company. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party or any other participant of a provision of this Agreement. (n) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the U.S. State of Delaware, without regard to any applicable conflicts of laws. For purposes of litigating any dispute that arises under the grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the U.S. State of Delaware, agree that such litigation shall be conducted in the courts of Delaware, or the federal courts for the United States for the Third District, where this Agreement is made and/or to be performed. (o) Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company. (p) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs awarded under and participation in the Plan or future restricted stock units or other Awards that may be awarded under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. (q) Insider Trading/Market Abuse Laws. The Participant acknowledges that, depending on his or her or his or her broker’s country of residence or where the Shares are listed, the

- 9 - Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell or attempt to sell Shares or rights to Shares (e.g., RSUs), either directly or indirectly, or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by or determined under the laws in the applicable jurisdiction or the laws in his or her country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them to otherwise to buy or sell securities. Keep in mind third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, including those imposed under any applicable Company insider trading policy, and the Participant should consult with his or her own personal legal and financial advisors on this matter before taking any action related to the Plan. (r) Foreign Asset/Account Reporting, Exchange Control and Tax Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements and exchange controls which may affect his or her ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. In addition, the Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. The Participant acknowledges that it is his or her responsibility to comply with all such requirements, and that he or she should consult his or her personal legal and tax advisors, as applicable, to ensure his or her compliance. (s) Section 409A of the Code. This Agreement is intended to be exempt from, or comply with, Section 409A of the Code and shall be interpreted, operated and administered in accordance with that intent. The Board may modify the terms of this Agreement, the Plan or both, without the Participant’s consent, in the manner that the Board determines to be necessary or advisable in order to comply with Section 409A of the Code. The Company shall have no liability to the Participant, or any other party, if this Agreement is not so exempt or compliant.

- 10 - IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written. Electronic acceptance of this Agreement pursuant to the Company’s instructions to Participant (including through an online acceptance process managed by the Company’s agent) is acceptable. By signing or electronically agreeing to this Agreement, the Participant explicitly declares his or her consent to the data processing operations described in Section 9 of this Agreement. This includes, without limitation, the transfer of his or her Data to, and the processing of such data by, the Company, Charles Schwab or, as the case may be, the Company's other third-party service providers in the United States. The Participant may withdraw his or her consent at any time, with future effect and for any or no reason as described in Section 9(e) above. AKAMAI TECHNOLOGIES, INC. By: Name: Frank T. Leighton Title: CEO _____________________________ <first_name> <last_name> Address: <address_1> <address_2> <city>, <state> <zip> <country>

- 11 - APPENDIX AKAMAI TECHNOLOGIES, INC. Global Restricted Stock Unit Agreement Granted Under the 2013 Stock Incentive Plan COUNTRY-SPECIFIC TERMS AND CONDITIONS Terms and Conditions The Participant understands that this Appendix includes additional terms and conditions that govern the RSUs granted to him or her under the Plan if he or she works and/or resides in one of the countries listed below. If the Participant is a citizen or resident of a country other than the one in which he or she currently works and/or resides (or if he or she is considered as such for local law purposes), or if the Participant transfers employment and/or residence to another country after the RSUs have been granted, the Participant acknowledges and agrees that the Company, in its discretion, will determine the extent to which the terms and conditions herein will be applicable to the Participant. Notifications This Appendix also includes information regarding securities laws, exchange controls and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2026. Such laws are often complex and change frequently. As a result, the Company recommends that the Participant does not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because the information included herein may be out of date at the time that the Participant acquire Shares upon vesting of the RSUs or subsequently sell such Shares. In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her individual situation. Finally, if the Participant is a citizen or resident of a country other than the one in which he or she currently works and/or resides (or if he or she is considered as such for local law purposes), or if the Participant transfers employment and/or residence to another country after RSUs have been granted, the information contained herein may not be applicable to the Participant in the same manner. ARGENTINA Terms and Conditions Labor Law Acknowledgment. This provision supplements Section 8 of the Agreement: In accepting the grant of the RSUs, the Participant acknowledges and agrees that the grant of the RSUs is made by the Company, not the Employer, in its sole discretion and the value of any RSUs and Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence

- 12 - payments, or (ii) any termination or severance indemnities. If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on an annual basis. Notifications Securities Law Information. The RSUs and the underlying Shares have not been and will not be publicly issued, placed, distributed, offered or listed in the Argentine capital markets, and, as a result, have not been and will not be registered with the Argentina Securities Commission (Comisión Nacional de Valores). Neither this Appendix nor any other offering material related to the RSUs nor the underlying Shares may be utilized in connection with any general offering to the public in Argentina. Any Argentine resident who acquires Shares under the Plan does so under their own responsibility under the terms of a private offering to the Argentine resident from outside Argentina. Any Argentine resident who acquires Shares shall not transfer such Shares to any other person within six (6) months of acquiring the Shares, unless the transaction is conducted outside Argentina. Exchange Control Information. Because the Participant is not required to purchase foreign currency and remit funds out of Argentina to acquire Shares under the Plan, local exchange control restrictions should not apply. Notwithstanding the foregoing, the Participant should be aware that the Participant is personally are responsible for complying with all Argentine currency exchange regulations, approvals and reporting requirements. Exchange control requirements in Argentina are subject to change; the Participant should consult with his or her personal advisor regarding any obligations that may apply in connection with participation in the Plan. AUSTRALIA Terms and Conditions Securities Law Information. This offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). Notifications Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Participant’s behalf. Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act). BELGIUM There are no country-specific provisions. BRAZIL Terms and Conditions Compliance with the Law. In accepting the RSUs, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items due in connection with the vesting of the RSUs and the sale of Shares acquired under the Plan.

- 13 - Labor Law Acknowledgement. In accepting the RSUs, the Participant acknowledges that (i) he or she is making an investment decision, and (ii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to the Participant. Notifications Exchange Control Information. Brazilian residents are required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights exceeds a certain threshold (currently US$1,000,000). Assets and rights that must be reported include Shares acquired under the Plan. CANADA Terms and Conditions RSUs Payable Only in Shares. Notwithstanding Section 7(d)(1) of the Plan, the award of RSUs does not provide any right for the Participant to receive a cash payment and shall be paid in Shares only. Nature of Grant. Sections 8(c), (1) and (m) of the Agreement apply, except as explicitly and minimally required under applicable legislation. Termination of Employment. This provision replaces Section 8(l) of the Agreement: For purposes of the RSUs and except as explicitly and minimally required under applicable legislation or expressly provided in Sections 2(c) and 6 of the Restricted Stock Unit Agreement, (i) the Participant’s employment relationship will be considered terminated and (ii) the Participant’s right, if any, to earn, seek damages in lieu of, vest in or otherwise benefit from or participate in any portion of the RSUs or in the Plan will be measured by and immediately terminate, as of the date Participant is no longer actually providing services to the Company, the Employer and/or any other subsidiary or affiliate of the Company, regardless of the reason for such termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any (the “Termination Date”). Except as explicitly and minimally required by applicable legislation, the Termination Date will exclude and will not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. For greater certainty, the Participant will not earn or be entitled to any pro-rated vesting or other participation in the RSUs or the Plan for that portion of time before the Termination Date, nor will the Participant be entitled to any compensation for lost vesting or other participation. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, the Participant’s right to vest in the RSUs or otherwise benefit from or participate in the RSUs or the Plan, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period. The Participant will not earn or be entitled to pro-rated vesting or other participation if any Vesting Date falls after the end of the Participant’s minimum statutory notice period, nor will the Participant be entitled to any compensation for lost vesting or other participation, unless otherwise provided in the Agreement. For further clarity, any reference to the termination or cessation of the Participant’s employment or continued service under this Agreement or the Plan will be interpreted to mean the Termination Date as defined herein. Subject to applicable legislation, if the date the Participant is no longer actually providing services cannot be reasonably determined under the terms of this Agreement or the Plan, the Committee shall have the exclusive discretion to determine when the Participant is no longer providing services for purposes of the

- 14 - RSUs (including whether the Participant may still be considered to be providing services while on a leave of absence). The following provisions shall apply if the Participant is a resident of Quebec: Data Privacy. This provision supplements the Section 9 of the Agreement: The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company, its subsidiaries and affiliates and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. The Participant further authorizes the Company and its subsidiaries and affiliates to record such information and to keep such information in the Participant’s employee file. The Participant acknowledges and agrees that the Participant’s personal information, including sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. Finally, the Participant acknowledges and authorizes the Company and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan. French Language Documents. A French translation of this document and certain other documents related to the RSUs will be made available to the Participant concurrently with this document. Notwithstanding anything to the contrary in the Agreement, and unless the Participant indicates otherwise, the French translation of this document and the Plan will govern the Participant’s participation in the Plan. Documents en Langue Française. Une traduction française du présent document et de certains autres documents relatifs aux droits sur des actions assujettis à des restrictions (« RSUs ») sera mise à la disposition du Participant en même temps que le présent document. Nonobstant toute disposition contraire dans le Contrat, et à moins que le Participant n'indique le contraire, la traduction française du présent document et le Plan régira la participation du Participant au Plan. Notifications Securities Law Information. The Participant is permitted to sell Shares acquired through the broker (or any successor broker or other stock plan service provider that may be selected by the Company to assist with the implementation, administration and management of the Plan), if any, provided the resale of Shares acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq. CHILE Notifications Securities Law Information. The offer of the RSUs constitutes a private offering in Chile effective as of the Grant Date. The offer of the RSUs is made subject to General Ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the Securities Registry or at the Foreign Securities Registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the RSUs are not registered in Chile, the Company is not required to provide information about the RSUs or Shares in Chile. Unless the RSUs and/or the Shares are registered at the corresponding registries of the CMF, a public offering of such securities cannot be made in Chile. Exchange Control Information. The Participant may receive foreign currency abroad as a result of the acquisition of Shares and freely decide whether to repatriate such currency to Chile or keep it abroad. However, if the Participant repatriates currency, and such amounts exceed US$10,000, the proceeds must

- 15 - be remitted using the formal exchange market. It is not necessary to convert the repatriated funds into Chilean currency. CHINA The following provisions apply if the Participant is subject to the exchange control regulations in the People's Republic of China (“PRC” or “China”), as determined by the Company in its sole discretion. Terms and Conditions Distribution of Shares. This provision supplements the Section 3 of the Agreement: Notwithstanding anything to the contrary in this Agreement, in the event that all necessary exchange control or other approvals with respect to the RSUs have not been obtained from the State Administration of Foreign Exchange (“SAFE”) or its local counterpart (“SAFE Approval”) prior to any date(s) on which the RSUs are scheduled to vest, the Shares represented by such RSUs will be distributed as soon as administratively practicable after SAFE Approval has been obtained. If or to the extent the Company is unable to obtain SAFE Approval, no Shares subject to the RSUs for which SAFE Approval has not been obtained shall be issued. In this case, the Company retains the discretion to settle any RSUs in cash paid through local payroll in an amount equal to the market value of the Shares subject to the RSUs less any Tax-Related Items. To facilitate compliance with exchange control laws in China, the Participant will be required to immediately sell all Shares acquired upon vesting of the RSUs. The Participant expressly authorizes the Company, or the Company’s designated brokerage firm, to effectuate the sale of the Shares. The Participant acknowledges that neither the Company nor the designated brokerage firm is under any obligation to arrange for such sale of the Shares at any particular price (it being understood that the sale will occur at the then-current market price) and that broker’s fees or commissions may be incurred in any such sale. When the Shares acquired under the Plan are sold, the proceeds of the sale of the Shares, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Participant in accordance with applicable exchange control laws and regulations. The Company reserves the right to allow employees to hold Shares issued upon vesting of the RSUs in the future. Without limitation to the foregoing, if the Participant’s employment terminates and the Participant holds or acquires any Shares at that time, the Participant acknowledges and agrees that all Shares will be sold on his or her behalf, pursuant to this authorization, as soon as administratively practicable following the termination of employment, but no later than six-months following termination of employment. Exchange Control Requirements. The Participant understands and agrees that to facilitate exchange control requirements, the Participant will be required to immediately repatriate to China any funds resulting from the RSUs (e.g., sale proceeds). The Participant further understands that, under local law, such repatriation of the funds may need to be effectuated through a special exchange control account established by the Company, or its subsidiaries or affiliates and the Participant hereby consents and agrees that any funds realized under the Plan may be transferred to such special account prior to being delivered to him or her. The Company may deliver the funds to the Participant in U.S. dollars or local currency at the Company’s discretion. If the funds are paid in U.S. dollars, the Participant understands that he or she will be required to set up a U.S. dollar bank account in China so that the funds may be deposited into this account. If the funds are converted to local currency, there may be delays in delivering the funds to the Participant. Due to fluctuations in the trading price of Common Stock and/or the U.S. dollar/PRC yuan renminbi exchange rate between the vesting/sale date and (if later) the date the funds can be converted into local currency, the funds that the Participant receives may be more or less than the market value of the Shares on the vesting/sale date, if any. The Participant agrees to bear any currency fluctuation risk between the vesting/sale date and the time the funds are distributed through such special exchange account. The

- 16 - Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China. COLOMBIA Terms and Conditions Nature of Grant. The following provision supplements Section 8 of the Agreement: Pursuant to Article 128 of the Colombian Labor Code, the RSU Award and related benefits do not constitute a component of the Participant’s “salary” for any legal purpose. Therefore, the RSU and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable. Mandate Letter. By accepting the RSUs, the Participant agrees that – if requested by the Company or the Employer – the Participant will execute a Mandate Letter or such other document (whether electronically or by such other method as requested by the Company or the Employer) that the Company determines is necessary or advisable in order that (i) a sufficient number of Shares to be allocated to the Participant upon vesting can be sold on the Participant’s behalf to cover Tax-Related Items required to be withheld by the Employer and (ii) the proceeds from such sale can be wired directly from the Company to the Employer in Colombia for remittance to the tax authorities. Notifications Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in the Agreement should be construed as the making of a public offer of securities in Colombia. Exchange Control Information. Investments in assets located outside Colombia (including Shares) are subject to registration with the Central Bank (Banco de la República), as foreign investments held abroad, regardless of value. In addition, all payments related to the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g. local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio). Alternatively, such payments may be channeled through a compensation account, provided that the account is duly registered and that the Participant submits the required monthly report to the Central Bank (Banco de la República) in accordance with applicable regulations. The Participant should consult with the Participant’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations the Participant may have in connection with Participant’s participation in the Plan. COSTA RICA There are no country-specific provisions.

- 17 - CZECH REPUBLIC Notifications Exchange Control Information. The Czech National Bank may require the Participant to fulfill certain notification duties in relation to the acquisition of Shares and the opening and maintenance of a foreign account, including reporting foreign financial assets that equal or exceed a certain threshold. However, because exchange control regulations change frequently and without notice, the Participant should consult his or her personal legal advisor prior to the vesting of the RSUs and the subsequent sale of Shares to ensure compliance with current regulations. The Participant is responsible for complying with any applicable Czech exchange control laws. DENMARK Terms and Conditions Danish Stock Option Act. By accepting the RSUs, the Participant acknowledges that he or she received an Employer Statement, translated into Danish attached hereto, which is being provided to comply with the Danish Stock Option Act as amended effective January 1, 2019, to the extent that the Danish Stock Option Act applies to the RSUs.

- 18 - SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK ARBEJDSGIVERERKLÆRING I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold ("Aktieoptionsloven") er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger vedrørende deltagelse i Akamai Technologies, Inc.'s incitamentsordning 2013 Stock Incentive Plan ("Ordningen"). Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven. De øvrige vilkår og betingelser for din tildeling af RSUer vedrørende ordinære aktier i Akamai Technologies, Inc. ("Selskabet") er nærmere beskrevet i Ordningen og i RSU-aftalen ("Aftalen"), som du har fået adgang til. 1. Tidspunkt for tildeling af usikret ret til at modtage aktier ved opfyldelse af visse betingelser Tidspunktet for din tildeling af RSUer er den dato, hvor Selskabet godkendte din tildeling som anført i Aftalen. 2. Kriterier eller betingelser for tildeling af retten til senere at få tildelt aktier Alle medarbejdere, direktører, bestyrelsesmedlemmer, konsulenter og rådgivere i Selskabet, inklusive alle Selskabets moder- og datterselskaber samt andre forretningsforetagender, hvori Selskabet har bestemmende indflydelse (sammen med Selskabet benævnt "Koncernen"), er berettiget til at deltage i Ordningen. Tildelingen af RSUer i henhold til Ordningen sker efter Selskabets eget frie skøn og har til formål at tiltrække, fastholde og motivere personer, som forventes at kunne yde vigtige bidrag til Koncernen. Dette sker ved at give de pågældende personer mulighed for at eje kapitalandele i Selskabet samt give dem resultatafhængige incitamenter med det formål at bringe deres interesser på linje med de interesser, som Selskabets aktionærer har. Selskabet kan frit vælge ikke at tildele dig yderligere RSUer i fremtiden. I henhold til Ordningen og Aftalen har du ikke hverken ret til eller krav på fremover at få tildelt RSUer eller at modtage andre tildelinger i stedet for RSUer. 3. Modningstidspunkt eller -periode Dine RSUer modnes over en periode ("modningsperioden"), forudsat at du vedbliver med at være ansat i eller arbejde for Koncernen, og at alle de i Aftalen anførte performance- og modningsbetingelser er opfyldt, medmindre RSUerne modnes eller bortfalder på et tidligere tidspunkt af de i Ordningen anførte årsager og med forbehold for pkt. 5 i denne erklæring. 4. Udnyttelseskurs Der skal ikke betales nogen udnyttelseskurs i forbindelse med modningen af RSUerne og udstedelsen af ordinære aktier til dig. 5. Din retsstilling i forbindelse med fratræden Såfremt dit ansættelsesforhold i Koncernen ophører eller opsiges af andre grunde end de "Berettigede Grunde" (som defineret nedenfor) bortset fra som følge af invaliditet, vil antallet af modnede RSUer være det antal, der er modnet på datoen for din faktiske fratrædelse. I overensstemmelse med Aftalen betyder "Berettiget Grund" (i) enhver handling eller undladelse fra din side, som har en betydelig negativ indvirkning på Koncernens virksomhed eller på din mulighed

- 19 - for at udføre arbejde for Koncernen, herunder men ikke begrænset til kriminelle handlinger (bortset fra almindelige trafikforseelser) eller (ii) afvisning eller undladelse af at udføre tildelte opgaver, væsentlig misligholdelse eller usædvanlig stort fravær eller (iii) afvisning eller undladelse af at overholde Koncernens etiske retningslinjer. Såfremt dit ansættelsesforhold i Koncernen opsiges af en Berettiget Grund, vil alle ikke-modnede RSUer bortfalde med virkning fra fratrædelsestidspunktet. Såfremt dit ansættelsesforhold i Koncernen ophører som følge af invaliditet (som defineret i § 409A i U.S. Internal Revenue Code of 1986 med efterfølgende ændringer), vil alle ikke-modnede RSUer modnes på tidspunktet for invaliditetens indtræden. Såfremt du fratræder fra Koncernen (uden at dette skyldes en Berettiget Grund) inden for 12 måneder efter et Kontrolskifte (som defineret i Ordningen), vil alle RSUer, der på det tidspunkt ikke er modnet, modnes på fratrædelsestidspunktet i overensstemmelse med vilkårene i Aftalen. 6. Økonomiske aspekter af deltagelse i Ordningen Tildelingen af RSUer har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af RSUerne indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser. Aktier er finansielle instrumenter. Den fremtidige værdi af Selskabets aktier kendes ikke og kan ikke forudsiges med sikkerhed. AKAMAI TECHNOLOGIES, INC. 145 Broadway Cambridge, Massachusetts 02142 USA

- 20 - FRANCE Terms and Conditions Consent to Receive Information in English. By accepting the RSUs, the Participant confirms having read and understood the Plan and this Agreement, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly. En acceptant ces RSUs, le Participant confirme avoir lu et compris le Plan et cet Accord, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause. GERMANY Notifications Exchange Control Information. Cross-border payments in excess of €50,000 must be reported to the German Federal Bank (Bundesbank) on a monthly basis. The Employer will report certain information related to the RSUs, as required to comply with this obligation. If the Participant otherwise receives a payment in excess of this amount (e.g., if the Participant sells Shares via a foreign broker, bank or service provider and receive proceeds in excess of this amount and/or if the Company withholds Shares with a value in excess this amount to recover Tax-Related Items due by the Participant in connection with the Plan), the Participant must report the payment and/or the value of the Shares withheld or sold to the Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank. HONG KONG Terms and Conditions RSUs Payable Only in Shares. Notwithstanding Section 7(d)(1) of the Plan, the award of RSUs does not provide any right for the Participant to receive a cash payment and shall be paid in Shares only. Restriction on Sale. Shares received at vesting are accepted as a personal investment. In the event Participant’s RSUs vest and Shares are issued to the Participant (or the recipient’s legal representatives) within six months of the Grant Date of the RSUs, the Participant (or the recipient’s legal representatives) agrees that he or she will not dispose of any Shares acquired prior to the six-month anniversary of the Grant Date. Notifications Securities Law Information. Warning: Neither the grant of the RSUs nor the issuance of Shares upon vesting of the RSUs constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its parent, subsidiary and affiliated corporations. The Agreement, including this Appendix, the Plan and other incidental communication materials distributed in connection with the RSUs (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of each eligible employee of the Company or its parent, subsidiary or affiliated corporations and may not be distributed to any other person. If the Participant has any questions regarding the contents of the Agreement, including this Appendix or the Plan, the Participant should obtain independent professional advice.

- 21 - INDIA Notifications Exchange Control Information. The Participant must repatriate the proceeds from the sale of Shares and any dividends received in relation to the Shares to India within such time as may be required under applicable regulations, unless an exemption applies. The Participant must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. The Participant agrees to provide any information that may be required by the Company or the Employer to make any applicable filings under exchange control laws in India. It is the Participant’s responsibility to comply with applicable exchange control laws in India and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws. INDONESIA Terms and Conditions Language Consent and Notification. By accepting the RSUs, the Participant (i) confirms having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued). Persetujuan dan Pemberitahuan Bahasa. Dengan menerima pemberian Unit Saham Terbatas (RSUs) ini, Peserta (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Perjanjian Penghargaan dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan) Notifications Exchange Control Information. If the Participant remits funds (including proceeds from the sale of Shares) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to Bank Indonesia for statistical reporting purposes. For transactions in excess of a certain threshold, a more detailed description of the transaction must be included in the report and Participant may be required to provide information about the transaction (e.g., the Participant’s relationship with the transferor of the funds, the source of the funds, etc.) to the bank in order for the bank to complete the report. In addition, the Participant may be required to provide the Bank Indonesia with information on foreign exchange activities, which may include Shares held outside Indonesia, on a monthly basis. The reporting should be completed online through Bank Indonesia’s website, by no later than the 15th day of the following month.

- 22 - IRELAND There are no country-specific provisions. ISRAEL Terms and Conditions Confirmation of Section 102 Capital Gains Award Terms. The RSUs are intended to qualify for the favorable tax treatment in Israel available for grants under the capital gains track under Section 102(b)(2) and 102(b)(3) of the Income Tax Ordinance [New Version], 1961, including the provisions of the Income Tax Rules (Tax Benefits in Shares Issuance to Employees), 2003 (the “Ordinance”) (“Capital Gains Award”). Notwithstanding the foregoing, by accepting the RSUs, the Participant acknowledges that the Company cannot guarantee that the Capital Gains Award tax treatment will apply to the RSUs granted to the Participant. By accepting the RSUs, the Participant: (a) acknowledges receipt of and represents that the Participant has read and understands the Plan, the Israeli sub-plan adopted by the Company, the Beneficiary 102 Undertaking (“Undertaking”), which is incorporated by reference and forms part of the Agreement, and the Agreement; (b) accepts the RSUs subject to all of the terms and conditions of the Plan, the Israeli sub-plan, the Undertaking and the Agreement; and (c) agrees that the Shares issued upon vesting of the RSUs will be issued to and deposited with the Trustee (defined below) and shall be held in trust for the Participant’s benefit as required by the Ordinance, the Israeli sub-plan and any approval by the Israeli Tax Authority pursuant to the terms of the Ordinance, the Israeli sub-plan and the Trust Agreement between the Company and the trustee appointed by the Company, currently IBI Capital Compensation and Trusts (2004) Ltd. (the “Trustee”). Furthermore, by accepting the RSUs, the Participant confirms that he or she understands the terms and provisions of Section 102 of the Ordinance, particularly the capital gains track described in subsection (b)(2) and (b)(3) thereof, and agrees that he or she will not require the Trustee to release the Shares acquired upon vesting of the RSUs to him or her or sell the Shares to a third party, during the requisite “Holding Period” as determined under the Ordinance and set forth in the Israeli sub-plan, unless permitted to do so by the Ordinance or the Israeli sub-plan. Requirement to Return Signed Beneficiary 102 Undertaking. If the Participant has not already executed the Undertaking in connection with grants made under the Israeli sub-plan to the Plan, and is requested to do so by the Employer or the Trustee, the Participant must print, sign and deliver a signed copy of the Undertaking to the Trustee within thirty (30) days of the Grant Date, or by such other date as may be determined by the Employer or the Trustee not to exceed ninety (90) days from the Grant Date. The Undertaking will be provided separately to the Participant by the Trustee. If the Undertaking is not returned within the timeframe specified, the RSUs may not qualify for favorable tax treatment. Notifications Securities Law Information. The grant of the RSUs under the Plan is being made pursuant to an exemption from the requirement to file and publish a prospectus in Israel regarding the Plan obtained from the Israeli Securities Authority. Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission will be sent to the Participant, at no charge, on written request being mailed to Investor Relations at Akamai Technologies, Inc. 145 Broadway, Cambridge, MA 02142, U.S.A. The telephone number at the executive offices is 1-617-444-3000. Alternatively, copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available by searching the Company’s filings on the following web site: http://www.sec.gov/edgar/searchedgar/companysearch.html. ITALY

- 23 - Terms and Conditions Grant Terms Acknowledgment. By accepting the RSUs, the Participant acknowledges that the Participant has received a copy of the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all the provisions of the Plan and the Agreement. The Participant further acknowledges having read and specifically approves the following sections of the Agreement: Vesting; Forfeiture, Distribution of Shares, Withholding Taxes, Nature of Grant, Miscellaneous, and Data Privacy Information and Consent. JAPAN There are no country-specific provisions. KOREA Notifications Exchange Control Information. Korean residents who sell Shares acquired under the Plan and/or receive cash dividends on the Shares must file a report with a Korean foreign exchange bank if the proceeds exceed a certain threshold (currently US$5,000 per transaction) and are deposited into a non- Korean bank account. The report is not required if proceeds are deposited into a non-Korean brokerage account. It is the Participant’s responsibility to ensure compliance with any applicable exchange control reporting obligations. MALAYSIA Notifications Director Notification Obligation. If the Participant is a director of a Malaysian subsidiary or affiliate, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary or affiliate in writing when the Participant receives or disposes of an interest (e.g., RSUs or Shares) in the Company or any subsidiary or affiliate. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any subsidiary or affiliate. MEXICO Terms and Conditions Acknowledgement of the Agreement. By accepting the RSUs, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement, including this Appendix, which he or she has reviewed. The Participant further acknowledges that he or she accepts all the provisions of the Plan and the Agreement, including this Appendix. The Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the “Nature of Grant” section of the Agreement, which clearly provide as follows: (1) The Participant’s participation in the Plan does not constitute an acquired right; (2) The Plan and the Participant’s participation in it are offered by the Company on a wholly discretionary basis; (3) The Participant’s participation in the Plan is voluntary; and (4) The Company and its affiliates are not responsible for any decrease in the value of any Shares acquired pursuant to the RSUs.

- 24 - Labor Law Acknowledgement and Policy Statement. By accepting the RSUs, the Participant acknowledges that the Company, with registered offices at 145 Broadway, Cambridge, Massachusetts 02142, U.S.A., is solely responsible for the administration of the Plan. The Participant further acknowledges that his or her participation in the Plan, the grant of RSUs and any acquisition of Shares under the Plan do not constitute an employment relationship between the Participant and the Company because the Participant is participating in the Plan on a wholly commercial basis and his or her sole employer is Akam Mexico Technologies S. de R.L. de C.V. (“Akamai-Mexico”). Based on the foregoing, the Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between the Participant and his or her Employer, Akamai-Mexico, and do not form part of the employment conditions and/or benefits provided by Akamai-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment. The Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Participant's participation in the Plan at any time, without any liability to the Participant. Finally, the Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its subsidiaries, affiliates, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise. Spanish Translation Reconocimiento del Convenio de Concesión. Al aceptar las Unidades de Acciones Restringidas (“RSUs,” por sus siglas en Inglés), el Participante reconoce que ha recibido y revisado una copia del Plan y del Convenio, incluyendo este Apéndice. El Participante reconoce que acepta todas las disposiciones del Plan y del Convenio, incluyendo este Apéndice. El Participante también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en la sección: “Naturaleza de la Concesión” del Convenio, que claramente establece lo siguiente: (1) La participación del Participante en el Plan no constituye un derecho adquirido; (2) El Plan y la participación del Participante en lo mismo es ofrecido por la Compañía de manera completamente discrecional; (3) La participación del Participante en el Plan es voluntaria; y (4) La Compañía y sus afiliadas no son responsables por ninguna disminución en el valor de las Acciones adquiridas de conformidad con las RSUs. Reconocimiento de la Ley Laboral y Declaración de la Política. Al aceptar las RSUs, el Participante reconoce que la Compañía, con domicilio social en 145 Broadway, Cambridge, Massachusetts 02142, EE.UU., es la única responsable por la administración del Plan. Además, el Participante reconoce que su participación en el Plan, la concesión de las RSUs y cualquier adquisición de Acciones bajo el Plan no constituyen una relación laboral entre el Participante y la Compañía, en virtud de que el Participante está participando en el Plan en su totalidad sobre una base comercial y su único empleador es Akam Mexico Technologies S. de R.L. de C.V. (“Akamai-México”). Por lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Participante y su Empleador, Akamai-México, y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por Akamai-México, y cualquier modificación del Plan o la terminación

- 25 - del mismo no constituirá un cambio o modificación de los términos y condiciones en el empleo del Participante. Además, el Participante comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de Company, por lo que Company se reserva el derecho absoluto de modificar y/o suspender la participación del Beneficiario en el Plan en cualquier momento, sin responsabilidad frente al Beneficiario. Finalmente, el Beneficiario manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía, por cualquier compensación o daño relacionada con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Participante libera de la manera más amplia y total de responsabilidad a la Compañía, sus subsidiarias, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales de cualquier demanda que pudiera surgir. NETHERLANDS There are no country-specific provisions. POLAND Notifications Exchange Control Information. If the Participant holds foreign securities (including Shares) and maintains accounts abroad, the Participant may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash held in such foreign accounts exceeds PLN 7 million, the Participant must file reports on the transactions and balances of the accounts on a quarterly basis. If required, such reports must be filed on special forms that are specified in the Regulation of the Minister of Development and Finance of 9 August 2017 on the provision of data to the National Bank of Poland necessary for compiling the balance of payments and the international investment position (these forms are also available on the website of the National Bank of Poland). Further, if the Participant transfers funds exceeding €15,000 in a single transaction, the Participant is required to do so through a bank account in Poland. The Participant is required to retain all documents connected with foreign exchange transactions for a period of five (5) years, calculated from the end of the year when the foreign exchange transactions were made. The Participant should consult with the Participant’s personal legal advisor to determine his or her remittance responsibilities. SINGAPORE Terms and Conditions Sale of Shares. To the extent the RSUs vest within six months of the Grant Date, the recipient may not dispose of the Shares acquired pursuant to the RSUs, or otherwise offer the shares to the public, prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.). Notifications Securities Law Information. The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) and is not made to the recipient with a view to the RSUs or the underlying Shares being subsequently offered for sale

- 26 - to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Director Notification Requirement. Directors, associate directors and shadow directors of a Singapore subsidiary or affiliate are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore subsidiary or affiliate in writing within two business days of (i) acquiring an interest (e.g., RSUs, Shares, etc.) in the Company or any of its subsidiaries or affiliates, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming a director, associate director or shadow director. A director shall be deemed to have an interest in securities or securities-based derivatives contracts referred to above if a family member of the director (not being themselves a director), holds or has an interest in those securities or securities-based derivatives contracts; and any contract entered into by, any assignment or right of subscription made or exercised by, or any grant made to, a family member of a director of a corporation (not being himself a director) shall be deemed to have been entered into by, made or exercised by or made to the director. A “family member” means a spouse, or a son, adopted son, step-son, daughter, adopted daughter or step- daughter below the age of 21 years. SPAIN Terms and Conditions Labor Law Acknowledgment. The following provisions supplement Section 8 of the Agreement: In accepting the RSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan. The Participant understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant RSUs under the Plan to individuals who may be employees or service providers throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that (i) any grant will not economically or otherwise bind the Company or any subsidiary or affiliate on an ongoing basis; (ii) the RSUs or the Shares acquired upon vesting shall not become a part of any employment contract (either with the Company or any subsidiary or affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever; and (iii) any unvested RSUs will be forfeited immediately upon termination of the Participant’s status as an employee or service provider for any reason except as provided otherwise under Section 2(c) and 6 of the Agreement, as detailed below. In addition, the Participant understands that the RSUs would not be granted to the Participant but for the assumptions and conditions referred to above. Thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of RSUs shall be null and void. Further, the vesting of the RSUs is expressly conditioned on the Participant’s continued and active rendering of service, such that if the Participant’s status as an employee or service provider terminates for any reason whatsoever, the RSUs cease vesting immediately effective on the date of the Participant’s termination of service relationship, except as provided otherwise under Sections 2(c) and 6. This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause; (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates service due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates service due to a unilateral breach of contract by the Company or any affiliate or subsidiary; or (5) the Participant’s service relationship terminates for any other reason whatsoever. Notifications

- 27 - Securities Law Information. The RSUs described in the Plan and the Agreement, including this Appendix, do not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Plan and the Agreement, including this Appendix, have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus. Exchange Control Information. If the Participant holds 10% or more of the Share capital of the Company or such other amount that would entitle the Participant to join the Company's board of directors, the acquisition of such Shares must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the Bureau for Commerce and Investments), which is a department of the Ministry of Industry, Trade and Tourism. Generally, the declaration must be filed within one month of the acquisition. Further, the Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts, if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed a certain threshold (currently €1,000,000). Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed the applicable threshold, no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, the Participant may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. SWEDEN Terms and Conditions Withholding Taxes. The following provisions supplement Section 7 of the Agreement: Without limiting the Company’s and the Employer's authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Agreement, in accepting the RSUs, the Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to the Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

- 28 - SWITZERLAND Notifications Securities Law Information. The grant of the RSUs is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland. Neither this document nor any other materials relating to the RSUs (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or Employer or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”). TAIWAN Notifications Securities Law Information. The RSUs and the Shares to be issued pursuant to the Plan are available only for employees and certain service providers. It is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan. Exchange Control Information. The Participant may acquire and remit foreign currency (including proceeds from the sale of Shares or the receipt of dividends) up to US$10,000,000 per year without justification. However, if the transaction amount is TWD500,000 or more in a single transaction, the Participant must submit a Foreign Exchange Transaction Form and other supporting documentation, such as the Agreement, to the satisfaction of the remitting bank. UNITED ARAB EMIRATES Terms and Conditions Nature of Grant. The following provision supplements Section 8 of the Agreement: The Participant acknowledges that the RSUs and related benefits do not constitute a component of the Participant’s “wages” for any legal purpose. Therefore, the RSUs and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts which may be payable. Notifications Securities Law Information. The Agreement, including this Appendix, the Plan, and other incidental communication materials related to the RSUs are intended for distribution only to qualified employees of the Company and its subsidiaries and affiliates for the purposes of providing an equity incentive scheme. Any documents related to the Plan are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. The Emirates Securities and Commodities Authority and the Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Participant does not understand the contents of the Agreement, including this Appendix, or the Plan, he or she should consult an authorized financial advisor.

- 29 - UNITED KINGDOM Terms and Conditions RSUs Payable Only in Shares. Notwithstanding Section 7(d)(1) of the Plan, the award of RSUs does not provide any right for the Participant to receive a cash payment and shall be paid in Shares only. Withholding Taxes. The following provisions supplement Section 7 of the Agreement: Without limitation to Section 7 of the Agreement, the Participant agrees that he or she is liable for all Tax- Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant's behalf. Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of immediately foregoing provision will not apply. In this case, the amount of the income tax not collected within 90 days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) (including Employer NICs, as defined below) may be payable. The Participant understands that he or she will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any employee NICs due on this additional benefit, which may be recovered from the Participant by the Company or the Employer at any time thereafter by any of the means referred to in Section 7 of the Agreement. Joint Election. As a condition of participation in the Plan and the vesting of the RSUs, the Participant agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer NICs”). Without limitation to the foregoing, the Participant agrees to enter into an election between himself or herself and the Company or the Employer in the form approved by HMRC (the “Joint Election”) and any other consent or election required to accomplish the transfer of Employer NICs to the Participant. The Participant understands that the Joint Election applies to any RSUs granted to him or her under the Plan after the Participant enters into the Joint Election. The Participant further agrees to enter into any such other joint elections as may be required between him or her and any successor to the Company and/or the Employer. The Participant further agrees that the Company and/or the Employer may collect the Employer NICs from him or her by any of the means set forth in Section 7 of the Agreement. If the Participant does not enter into a Joint Election prior to vesting of the RSUs, he/she will not be entitled to vest in the RSUs unless and until he/she enters into a Joint Election and no Shares will be issued to the Participant under the Plan, without any liability to the Company and/or the Employer.

- 30 - Cover Page to Election to Transfer Employer NICs (UK Participants Only) If you are liable for National Insurance contributions in the United Kingdom in connection with the grant of your awards, you are required to enter into an Election to transfer to you any liability for employer National Insurance contributions (“Employer NICs”) that may arise in connection with your awards. Clicking on the “ACCEPT” box indicates your acceptance of the Election. You should read the “Important Note on the Election to Transfer Employer NICs” before accepting the Election. Important Note on the Election to Transfer Employer NICs (UK Participants Only) As a condition of the vesting of restricted stock units (“RSUs”) granted to you under the Akamai Technologies, Inc. 2013 Stock Incentive Plan, you are required to enter into a joint election to transfer to you any liability for Employer NICs that may arise in connection with your RSUs (“Election”). By entering into the Election:  you agree that any Employer NICs liability that may arise in connection with your RSUs will be transferred to you;  you authorize your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, withholding in shares to be issued to you upon settlement of your RSUs or deductions from your salary or other payments due; and  you acknowledge that even if you have clicked on the “ACCEPT” box where indicated, the Company or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines this is necessary to give effect to the Election. Please read the Election carefully before accepting the Election. Please print and keep a copy of the Election for your records.

- 31 - AKAMAI TECHNOLOGIES, INC. 2013 STOCK INCENTIVE PLAN (UK Participants) Election To Transfer the Employer’s National Insurance Liability to the Employee This Election is between: A. The individual who has obtained authorised access to this Election (the “Employee”), who is employed by an employing company listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (“RSUs”) pursuant to the Akamai Technologies, Inc. 2013 Stock Incentive Plan (the “Plan”), and B. Akamai Technologies, Inc., 145 Broadway, Cambridge, Massachusetts 02142 U.S.A. (the “Company”), which may grant RSUs under the Plan and is entering into this Election on behalf of the Employer. 1. Introduction 1.1 This Election relates to all RSUs granted to the Employee under the Plan on or after the date the Plan was adopted up to the termination date of the Plan. 1.1 In this Joint Election the following words and phrases have the following meanings: (a) “Chargeable Event” means any event giving rise to Relevant Employment Income. (b) “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003. (c) "Relevant Employment Income" from RSUs on which Employer's National Insurance Contributions becomes due is defined as: (i) an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events); (ii) an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or (iii) any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation: (a) the acquisition of securities pursuant to the RSUs (within the meaning of section 477(3)(a) of ITEPA); (b) the assignment (if applicable) or release of the RSUs in return for consideration (within the meaning of section 477(3)(b) of ITEPA); (c) the receipt of a benefit in connection with the RSUs, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

- 32 - (d) “SSCBA” means the Social Security Contributions and Benefits Act 1992. 1.2 This Joint Election relates to employer’s secondary Class 1 National Insurance contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the RSUs pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA. 1.3 This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992. 1.4 This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value). 1.5 Any references to the Company and/or the Employer shall include that entity's successors in title and assigns as permitted in accordance with the terms of the Plan and the RSU Agreement pursuant to which the RSUs were granted. This Election will have effect in respect of the RSUs and any awards which replace or replaced the RSUs following their grant in circumstances where section 483 of ITEPA applies. 2. The Election The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that by signing the Joint Election (either in hard copy or electronically) or by accepting the RSU Agreement through the Company’s online acceptance procedures with the Company’s designated broker/third party administrator for the Plan, he or she will become personally liable for the Employer’s Liability covered by this Joint Election. This Joint Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA. 3. Payment of the Employer’s Liability 3.1 The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event: (i) by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or (ii) directly from the Employee by payment in cash or cleared funds; and/or (iii) by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive pursuant to the RSUs; and/or (iv) through any other method as set forth in the applicable RSU Agreement entered into between the Employee and the Company. 3.2 The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the RSUs until full payment of the Employer’s Liability is received. 3.3 The Company agrees to procure the remittance by the Employer of the Employer’s Liability to Her Majesty’s Revenue & Customs (“HMRC”) on behalf of the Employee within 14 days after the end

- 33 - of the UK tax month during which the Chargeable Event occurs (or within 17 days if payments are made electronically). 4. Duration of Election 4.1 The Employee and the Company agree to be bound by the terms of this Joint Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due. 4.2 This Election will continue in effect until the earliest of the following: (i) the Employee and the Company agree in writing that it should cease to have effect; (ii) on the date the Company serves written notice on the Employee terminating its effect; (iii) on the date HMRC withdraws approval of this Joint Election; or (iv) after due payment of the Employer’s Liability in respect of the Plan to which this Joint Election relates or could relate, such that the Election ceases to have effect in accordance with its terms. Acceptance by the Employee The Employee acknowledges that by signing the Joint Election below (either in hard copy or electronically) or by accepting the RSU Agreement through the Company’s online acceptance procedures with the Company’s designated broker/third party administrator for the Plan, the Employee agrees to be bound by the terms of this Joint Election. _____________________________ Signature _____________________________ Employee Name _____________________________ Date Acceptance by the Company The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Joint Election, the Company agrees to be bound by the terms of this Joint Election. _____________________________ Signature for and on behalf of the Company _____________________________ Position _____________________________ Date

- 34 - SCHEDULE OF EMPLOYER COMPANIES The following are employer companies to which this Joint Election may apply: (1) Akamai Technologies Limited Registered Office: Company Registration Number: Corporation Tax Reference: PAYE Reference: